UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2019

DOUGHERTY’S PHARMACY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27945	75-2900905
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5924 ROYAL LANE, SUITE 250

DALLAS, TEXAS 75230

(Address of principal executive offices, including zip code)

(972) 250-0945

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of Each Class	Trade Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 1.01	Entry into a Material Definitive Agreement

Item 2.01	Completion of Acquisition or Disposition of Assets

Stock Purchase Agreement with DHI Acquisition LLC

On August 28, 2019, Dougherty’s Pharmacy, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “SPA”) with DHI Acquisition LLC, a Texas limited liability company (“DHI”) pursuant to which DHI purchased, and the Company sold, all of the issued and outstanding shares of common stock (the “Shares”) of the Company’s wholly-owned subsidiary, ASDS of Orange County, Inc., a Delaware corporation. The total consideration paid to the Company by DHI for the Shares was $275,000.00. The foregoing summary of the material terms and conditions of the SPA do not purport to be complete, and are qualified in their entirety by reference to the full text of the SPA, which is included as Exhibit 10.1 hereto.

Item 1.03	Bankruptcy or Receivership.

Chapter 11 Filing

On August 28, 2019, the Company and its principal U.S. affiliates (together with the Company, the “Debtors”) filed voluntary petitions for relief (collectively, the “Petitions” and, the cases commenced thereby, the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Northern District of Texas (the “Bankruptcy Court”). Among other “first day” motions filed with the Bankruptcy Court to ensure Debtors’ ability to continue operating in the ordinary course of business, the Debtors have filed a motion with the Bankruptcy Court seeking to jointly administer the Chapter 11 Cases under the caption In re Dougherty’s Holdings, Inc., et al.

The Debtors intend to continue operation of their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court, and Debtors will, in accordance with this intent, file a debtors-in-possession motion with the Bankruptcy Court to seek interim and final approval on debtor-in-possession financing.

Item 8.01	Other Events.

The Company cautions that trading in its securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may not bear any substantive relationship to the probable outcome for equity security holders in the Chapter 11 Cases. No assurance can be given that, as of the result of the Chapter 11 Cases, the Company’s equity securities, including common stock and options, will not be cancelled and extinguished without any monetary recovery to the holders thereof.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Stock Purchase Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOUGHERTY’S PHARMACY, INC.

Date:	August 30, 2019
By:	/s/ Stewart I. Edington
Name:	Stewart I. Edington
Title:	President/CEO

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